Exhibit 99.1

Press Release
FOR IMMEDIATE RELEASE

Royal Bank of Canada, RBC Centura Banks, Inc. and Alabama National BanCorporation Announce Extension of Cash/Stock Election Deadline in Connection with Pending Merger

January 30, 2008

Birmingham, Alabama — Alabama National BanCorporation (“ANB”) (NASDAQ/Global Select Market: ALAB), Royal Bank of Canada (“RBC”) (NYSE, TSX: RY) and RBC Centura Banks, Inc. (“RBC Centura”) announced today that the deadline for ANB stockholders to make an election to receive cash or RBC common shares (or a combination of cash and shares), subject to proration, in connection with the pending merger between RBC Centura and ANB, has been extended from 5:00 p.m. Birmingham, Alabama Time on January 31, 2008 to 5:00 p.m. Birmingham, Alabama Time on February 8, 2008 (the “New Election Deadline”), unless further extended. If there is any further extension of the election deadline, the parties will publicly announce that extension in a press release on or before February 4, 2008. RBC, RBC Centura and ANB continue to expect to complete the merger during RBC’s second fiscal quarter, which runs from February 1 through April 30, 2008, subject to the receipt of all applicable regulatory approvals, the expiration of all regulatory waiting periods, and the satisfaction of the other conditions contained in the merger agreement.

At any time prior to the New Election Deadline, any record holder of ANB common stock may submit an Election Form and Letter of Transmittal to the Exchange Agent, Computershare Investor Services Inc., with respect to all shares of common stock then owned by such stockholder, regardless of when those shares were acquired. Any ANB stockholder who holds shares in “street name” through a broker should follow the instructions given by the broker with respect to making a valid election.

ANB stockholders who have already elected and do not wish to change their elections do not need to take any action. Any ANB stockholder who has made an election by submitting a Form of Election and Letter of Transmittal to the Exchange Agent may at any time prior to the New Election Deadline change that holder’s election by submitting to the Exchange Agent a revised and later dated Form of Election and Letter of Transmittal, properly completed and signed, that is received by the Exchange Agent prior to the New Election Deadline. Any ANB stockholder may at any time prior to the New Election Deadline revoke the election and withdraw the ANB certificate(s) for the holder’s ANB shares deposited with the Exchange Agent by written notice to the Exchange Agent received prior to the New Election Deadline. ANB stockholders who hold their shares in “street name” should contact their broker for instructions regarding changes or revocations to their existing elections. After the New Election Deadline, ANB stockholders may not change or revoke their elections.

Record holders of ANB common stock may obtain additional copies of the Election Form and Letter of Transmittal at any time prior to the New Election Deadline by contacting the Exchange Agent, Computershare Investor Services Inc., Telephone: 1-866-586-7635, e-mail: corporateactions@computershare.com.

About RBC Centura

RBC Centura, headquartered in Raleigh, N.C., offers a wide range of financial services and advice, including a complete line of banking and mortgage services to individuals, businesses and public institutions throughout the Southeast. RBC Centura’s multi-faceted customer access network includes more than 340 full-service banking centers, an extensive ATM network, and telephone and Internet banking. In addition, RBC Centura offers builder finance products through its RBC Builder Finance division. According to SNL Financial, RBC Centura is the 45th largest U.S. bank based on assets as of August 2007. In April 2008, RBC Centura will change its name to RBC Bank (USA). RBC Centura Banks Inc. is a wholly-owned subsidiary of Royal Bank of Canada, Canada’s largest bank as measured by assets and one of the world’s financial, social and environmental corporate leaders for the past eight years as listed on the Dow Jones Sustainability World Index. Additional information about RBC Centura may be found at www.rbccentura.com.

About RBC

Royal Bank of Canada (RY on TSX and NYSE) and its subsidiaries operate under the master brand name of RBC. RBC is Canada’s largest bank as measured by assets and market capitalization and one of North America’s leading diversified financial services companies. RBC provides personal and commercial banking, wealth management services, insurance, corporate and investment banking and transaction processing services on a global basis. RBC’s corporate support team enables business growth with expert professional advice and state-of-the art processes and technology. RBC employs approximately 70,000 full- and part-time employees who serve more than 15 million personal, business, public sector and institutional clients through offices in Canada, the U.S. and 36 other countries. For more information, please visit www.rbc.com.

About ANB

ANB is a bank holding company operating 103 banking locations through ten bank subsidiaries in Alabama, Florida and Georgia. Alabama subsidiaries include: First American Bank in north central Alabama; and Alabama Exchange Bank in Tuskegee. Florida subsidiaries are: Indian River National Bank in Vero Beach; First Gulf Bank, N.A. in Escambia County, Florida and Baldwin County, Alabama; Florida Choice Bank in metropolitan Orlando and central Florida; Community Bank of Naples, N.A.; CypressCoquina Bank in Ormond Beach; and Millennium Bank in Gainesville. ANB has two subsidiaries in Georgia: Georgia State Bank and The Peachtree Bank, both in metropolitan Atlanta. ANB provides full banking services to individuals and businesses. Commercial mortgage services, including the origination of permanent commercial real estate mortgage loans for various lenders, are provided by Byars and Company, a division of First American Bank. Brokerage services are provided to customers through First American Bank’s wholly owned subsidiary, NBC Securities, Inc. Investments are not bank guaranteed, not FDIC insured and may lose value.

Cautionary Statement Regarding Forward-Looking Information

This document may contain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. RBC and ANB caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the anticipated schedule for the merger between ANB and RBC Centura, and other statements that are not historical facts. Such forward-looking statements are necessarily estimates reflecting RBC, RBC Centura and ANB’s best judgment based upon current information and involve a number of risks and uncertainties, and various factors could cause results to differ materially from those contemplated by such forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in forward-looking statements: ANB, RBC Centura and RBC’s ability to consummate the proposed merger on the proposed terms and schedule, including the ability to obtain regulatory approvals. Additional factors that may affect future results are contained in ANB’s and RBC’s filings with the SEC, which are available at the SEC’s web site, http://www.sec.gov, including without limitation the risk factors set forth in the definitive proxy statement/prospectus filed by ANB and RBC with the SEC on December 17, 2007, ANB’s Annual Report on Form 10-K for the year ended December 31, 2006, ANB’s Quarterly Report for the period ended September 30, 2007 and RBC’s Form 40-F filed on November 30, 2007. ANB and RBC disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

Royal Bank of Canada

Investor Relations Department

200 Bay Street

14th Floor, South Tower

Toronto, Ontario

Canada M5J 2J5

Telephone: (416) 955-7802

Alabama National BanCorporation

William E. Matthews, V

Executive Vice President and Chief Financial Officer

Telephone: (205) 583-3650